POWER OF ATTORNEY

With respect to holdings of, and transactions in, securities issued by Hertz Global Holdings, Inc. (the "Company"), the undersigned hereby constitutes and appoints Katherine Lee Martin, Adrian S. Nasr, and Tonya M. Smith, or either of them signing singly, with full power of substitution and re-substitution, to act as the undersigned's true and lawful attorney-in-fact to:

1. do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to complete the timely enrollment of the undersigned in the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR Next") system of the U.S. Securities and Exchange Commission (the "SEC");

2. do and perform any and all acts required as an account administrator of the undersigned's EDGAR Next account including, but not limited to, yearly acknowledgements and token management;

3. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords, enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

4. execute for, and on behalf of, the undersigned, Forms 3, 4, and 5, in accordance with Section 16 of the Exchange Act and the rules thereunder;

5. do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC; and

6. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and re-substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do, or cause to be done, by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect pursuant to the undersigned's holdings of, and transactions in,

securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 28, 2025.

Christopher G. Berg

Name of Notary: Alex W. Tarbell

Date Notarized: 6/28/2025

Notary Signature and Seal to Be Placed in the Space Below

ALEX W TARBELL
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
April 06, 2029